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                                                                    EXHIBIT 99.1

                             REGISTRATION PROCEDURES

       These REGISTRATION PROCEDURES (the "Procedures") are dated as of March 8, 1999, and are between MINDSPRING ENTERPRISES, INC., a Delaware corporation ("MindSpring"), and ICG PST, INC., a Delaware corporation formerly known as NETCOM On-Line Communication Services, Inc. ("ICG PST").

A.     BACKGROUND

       1. MindSpring and ICG PST (the "Parties") are parties to an Asset Purchase Agreement dated as of January 5, 1999, as amended by the Closing Agreement between the Parties dated February 17, 1999 (as so amended, the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, on February 17, 1999, MindSpring issued 376,116 shares of MindSpring common stock, par value $.01 per share (the "Shares"), to ICG PST.

       2. Pursuant to Section 6.1 of the Asset Purchase Agreement, the Parties agree that it is necessary and desirable to establish certain procedures and understandings in order to implement Section 5.10 of the Asset Purchase Agreement relating to the preparation and filing by MindSpring of a resale registration statement on Form S-3 or other eligible form with respect to the Shares (the "Resale Registration Statement"). These Procedures are as follows:

B.     MINDSPRING WILL:

       1. furnish to ICG PST's counsel for review before filing with the Securities and Exchange Commission (the "SEC") copies of the Resale Registration Statement and any amendments or supplements thereto;

       2. notify ICG PST (which notification may be made through ICG PST's counsel) of (a) any request by the SEC to amend or supplement the Resale Registration Statement, or (b) any stop order issued or threatened by the SEC, and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

       3. prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective for a period of not less than sixty (60) days or such shorter period which will terminate when all of the Shares covered by the Resale Registration Statement have been sold (the last day of such period being referred to herein as the "Termination Date"), and comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the disposition of all securities covered by the Resale Registration Statement during such period in accordance with the intended methods of disposition by ICG PST set forth in the Resale Registration Statement;


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       4. furnish to ICG PST, without charge, such number of copies of the
          Resale Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in the Resale Registration Statement (including each preliminary prospectus), and such other documents, as ICG PST may reasonably request, in order to facilitate the public sale or other disposition of the Shares;

       5. use its best efforts to register or qualify the Shares under such other securities or blue sky laws of such jurisdictions as ICG PST reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable ICG PST to consummate the disposition in such jurisdictions of the Shares; provided, however, that MindSpring shall not for any such purpose be required to
          (a) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of these Procedures, it is not then so qualified, (b) subject itself to taxation in any such jurisdiction, or (c) take any action which would subject it to consent to general or unlimited service of process in any such jurisdiction where it is not then so subject;

       6. cause the Shares to be listed on The Nasdaq Stock Market's National Market, and to provide a transfer agent and registrar for the Shares no later than the effective date of the Resale Registration Statement;

       7. promptly notify ICG PST, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, of the happening of any event which comes to MindSpring's attention if, as a result of such event, the prospectus included in the Resale Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and, at the request of ICG PST, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and

       8. otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least twelve months, beginning with the first day of MindSpring's first full fiscal quarter after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act including, at MindSpring's option, Rule 158 thereunder.


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C.     ICG PST WILL:

       1. furnish to MindSpring such information regarding ICG PST and the distribution of the Shares as MindSpring may from time to time reasonably request in writing;

       2. upon receipt of any notice from MindSpring of the happening of any event of the kind described in Paragraph B.7 above, forthwith discontinue disposition of the Shares pursuant to the Resale Registration Statement until ICG PST receives the copies of the supplemented or amended prospectus contemplated by Paragraph B.7 above, and, if so directed by MindSpring, ICG PST will deliver to MindSpring (at MindSpring's expense) all copies, other than permanent file copies, then in ICG PST's possession, of the prospectus covering the Shares at the time of receipt of such notice; and

       3. notify MindSpring in writing promptly after all of the Shares subject to the Resale Registration Statement have been sold or otherwise distributed.

C.     ICG PST REPRESENTS THAT:

       1. as of and after the filing of the Resale Registration Statement until the Termination Date (1) ICG PST will be the sole legal and beneficial owner of the Shares and (2) the Shares can and will be transferable free and clear of all Encumbrances. For purposes of the foregoing, the term "Encumbrances" means any lien, pledge, encumbrance, security interest, option, hypothecation, reservation, order, decree, judgment, condition, restriction, charge, agreement, claim or equity of any kind;

       2. ICG PST has not entered in to any arrangements with any other MindSpring stockholder or with any broker, dealer, underwriter or agent relating to the distribution of the Shares and will notify MindSpring immediately upon entering into any such arrangement;

       3. the information with respect to ICG PST contained in the draft Resale Registration Statement dated March 5, 1999 is correct and complete, and

       4. ICG PST has been notified by MindSpring that during such time as ICG PST may be engaged in a distribution of the Shares, it is required to comply with Regulation M under the Securities Exchange Act of 1934, as amended.

E.     COUNTERPARTS

       These Procedures may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.


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       IN WITNESS WHEREOF, each of the undersigned have executed and delivered these Procedures, or caused these Procedures to be duly executed and delivered on their behalf, as of the date first above written.


                                      MINDSPRING ENTERPRISES, INC.


                                      By:   /s/Samuel R. DeSimone, Jr.
                                         ---------------------------------------
                                      Name:   Samuel R. DeSimone, Jr.
                                      Title:  Executive Vice President,
                                              General Counsel and Secretary



                                      ICG PST, INC.



                                      By:   /s/H. Don Teague
                                         ---------------------------------------
                                      Name:   H. Don Teague
                                      Title:  Executive Vice President


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